ESCROW AGREEMENT
This Escrow Agreement (the “Agreement”) is entered into this [●]th day of July, 2017, by and among Function(x) Inc., a Delaware corporation (the “Company”), parties identified on Schedule A hereto who execute this agreement (collectively, the “Subscribers” and each, a “Subscriber”), and Grushko & Mittman, P.C, a professional corporation organized under the laws of the State of New York (the “Agent”).
WITNESSETH
WHEREAS, on or about May 2, 2017, in connection with a private placement held by the Company, the Subscribers previously entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which the Subscribers purchased from the Company shares of Series G Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series G Convertible Preferred Stock”), which number of shares and aggregate purchase price were set forth in the Subscription Agreement signed by each Subscriber;
WHEREAS, as of the date hereof, the Company and the Subscribers have agreed to amend the terms of the Series G Convertible Preferred Stock pursuant to the Amended and Restated Certificate of Designation of the Series G Convertible Preferred Stock, dated as of the date hereof (the “A&R Series G Certificate”), and to enter into that certain Mutual Release Agreement, dated as of the date hereof, by and between the Subscribers and the Company a copy of which is annexed hereto as Exhibit 1 (the “Mutual Release Agreement”); and
WHEREAS, in connection with the execution of the Mutual Release Agreement and the A&R Series G Certificate, the Company has agreed to deposit with the Escrow Agent the Escrow Funds (as defined herein), to be released according to and pursuant with the terms of this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Definitions. The following capitalized terms shall have the meanings set forth below:
(a)    “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or banking institutions in New York are authorized or required by law or executive order to close or be closed.
(b)    “Escrow Account'“ means the account held by the Agent in which Escrow Funds are deposited and disbursed pursuant to the terms of this Agreement.
(c)    “Escrow Funds” means the sum of [●] Dollars ($[●]).
(d)    “Escrow Termination Date” means [●], or if such date is not a Business Day, the next following Business Day.
2.    Appointment of Agent. The Company and the Subscribers hereby appoint Agent, as the agent to receive, hold, administer and deliver the Escrow Funds in accordance with this Agreement, and the Agent hereby accepts such appointment, all subject to and upon the terms and conditions set forth herein.
3.    Deposit of Funds. Promptly after the execution of this Agreement, the Company will deposit with the Agent the sum of [●] Dollars ($[●]) in cash into the Escrow Account pursuant to the following wire instructions:
TD Bank
516 East Central Avenue
Cedarhurst, NY 11516
ABA Number: 026013673
For Credit to: Grushko & Mittman P.C., IOLA Trust Account
Account Number: 4329260163
The Escrow Funds shall be held by the Agent in the Escrow Account in accordance with the terms and conditions set forth herein. It is the parties’ intention that the Agent shall dispose of the Escrow Funds only in accordance with the express provisions of this Agreement. The Escrow Funds shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, any interest earned on the Escrowed Payment will be paid in the New York State Client Protection Fund or for a similar purpose.
4.    Disbursement. Agent shall retain each Subscriber’s pro rata portion of the Escrowed Funds in the Escrow Account until Agent is presented with an executed signature page to the Mutual Release Agreement from such Subscriber (each, a “Subscriber Signature Page”). Upon receipt of each such Subscriber Signature Page, Agent shall disburse to such Subscriber, less any wire fees, an amount of Escrowed Funds equal to the amount so specified for such Subscriber on Schedule A, by wire transfer of immediately available funds as directed on such Subscriber Signature Page. The Escrow Agent may release the Escrowed Funds prior to receiving all the Subscriber Signature Pages. Any funds still held by the Escrow Agent on the Escrow Termination Date shall be deposited with a court of competent jurisdiction pending an agreement between the Company and Subscribers as to how the Escrowed Funds should be released.
5.    Limitations on Duties of Agent. The duties and obligations of Agent hereunder shall be determined solely by the express provisions of this Agreement and no duties shall be implied. The Agent has no fiduciary or discretionary duties of any kind. The Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. Agent shall not be liable or responsible for any act done or step taken or omitted by it or any mistake of fact or law or for anything which it may do or refrain from doing, except to the extent that a court of competent jurisdiction determines that the Agent’s gross negligence, willful misconduct or willful default was the sole cause of any loss to the Company or any of the Subscribers. In no event shall Agent be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to, lost profits), even if Agent has been advised of the likelihood of such damages or penalty and regardless of the form of action. Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited or this Agreement or to appear in, prosecute or defend any such legal action or proceeding.
6.    Compliance by Agent with Court Orders. Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event the Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
7.    Reliance by Agent on Documents Submitted. Agent is authorized to act in reliance upon the sufficiency, correctness, genuineness or validity of any instrument or document or other writing submitted to it hereunder and reasonably believed by the Agent to be genuine and to have been signed or presented by the proper party or parties, including each Subscriber Signature Page, and the Agent and shall have no liability with respect to such matters.
8.    Agent’s Fees. The Company shall be responsible for paying all fees for the expenses incurred by the Agent as specified in Schedule B hereof. Such Fees shall be paid at the same time the Escrowed Funds are deposited with the Agent by separate payment to the Agent.
9.    Indemnification of Agent. The Company and Subscribers agree to indemnify and hold harmless Agent and each stockholder, director, officer or employee of Agent (collectively, the “Indemnified Parties”) from any costs, damages, expenses or claims (whether direct or indirect), including reasonable attorney’s fees (including any attorney’s fees incurred in enforcing its indemnity rights), which an Indemnified Parties may incur or sustain as a result of or arising out of this Agreement or Agent’s duties relating thereto and will pay them on demand, provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence, willful misconduct or willful default of such Indemnified Party in the performance of any obligation imposed upon it hereunder. The obligations of the Company and Subscribers under this Section 9 shall survive any termination of this Agreement and the resignation or removal of Agent.
10.    Notices. Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless it has actually received written notice thereof from one of the parties. Any notices or other communications required or permitted hereunder will be in writing and will be sufficiently given if delivered personally, sent by registered mail or certified mail (return receipt requested), reputable express courier or facsimile. Such notice shall be deemed effective (a) on the third (3rd) Business Day following the day on which the notice or other communication is mailed or (b) on the day delivered by other means in accordance with this Section 10 or, if not a Business Day on the next succeeding Business Day, to the address as specified in this Section 10 (provided that if given by facsimile, it shall not be valid unless receipt confirmation is also received). All such notices and communications shall be delivered to the appropriate parties at the following addresses:
If to the Company, to:
Function(x) Inc.
902 Broadway, 11th Floor
New York, New York 10010
Telephone No.: (212) 231-0092
Attention: Robert F. X. Sillerman
E-mail: onerfxs1@gmail.com

If to the Subscribers, to:

To the respective address set forth on Schedule A.

If to the Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Attention: Eliezer Drew, Esq.
Email: eli@grushkomittman.com

11.    Governing Law. This Agreement shall be interpreted solely pursuant to the laws of the State of New York, exclusive of its conflicts of laws principles. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.
12.    Resignation of Agent. Agent may resign as such following the giving of ten (10) days prior written notice to the other parties hereto. Similarly, Agent may be removed and replaced following the giving of ten (10) days prior written notice to Agent by the other parties hereto. In either event, the duties of Agent shall terminate ten (10) days after the date of such notice (or as of such earlier date as may be mutually agreeable); and Agent shall, after deducting payment for all monies owing to it then deliver the balance of the Escrow Funds then in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a Joint Written Direction filed with Agent. If no successor Agent is named by the Subscribers and Company, the Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Agent, and to deposit the Escrow Funds with the clerk of any such court.
13.    No Use of Agent’s Own Funds. It is the intention of the parties hereto that the Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.
14.    No Deemed Waiver. No waiver or any past agreement or condition hereunder by any party hereto shall operate as a continuing waiver of any agreement or condition under this Agreement. Each party shall have the right to waive and/or nullify, in writing, any condition or term of this Agreement which is for its or his benefit.
15.    Waiver of Right to Jury Trial. THE COMPANY, EACH OF THE SUBSCRIBERS AND AGENT ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.
16.    Amendment and Assignment. None of the terms or conditions of this Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Agreement. Except as provided in this Agreement, this Agreement may not be assigned by any party without the written consent of the other parties.
17.    Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
18.    Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Agent with respect to the Escrow Funds. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
19.    Execution in Counterparts; Facsimiles. This Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. The delivery of copies of this Agreement and any Joint Written Direction and their respective signature pages by PDF or facsimile transmission shall constitute effective execution and delivery as to the parties and may be used in lieu of originals for all purposes.
[signature page follows]
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the day and year first above written:
FUNCTION(X) INC.

By:
Name:
Title:

GRUSHKO & MITTMAN, P.C.,
as Agent

By:
Name:
Title:

[Subscriber signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the day and year first above written:

Signature of the Subscriber
(Entities please provide the signature of the
Subscriber’s duly authorized signatory.)

Name of the Subscriber [please print]

Name of Signatory (Entities only)

Title of Signatory (Entities only)

Schedule A

Subscriber	Portion of Escrowed Funds
Jim Christodoulis
Kevin J. Poor
Ahaka Acquisitions Inc.
Acquisition Group Limited
John Ford
Paradox Capital Partners LLC
Michael H. Ference
John O'Rourke Sr.
ATG Capital LLC
MH Investments Trust
Horberg Enterprises LP
John Lemak IRA
JSL Kids Partners
Rexford Capital LLC
Iroquois Master Fund Ltd
Iroquois Capital Investment Group LLC
Osher Capital Partners LLC
Alpha Capital Anstalt
Richard Molinsky
Total

Schedule B

Agent’s Fees

$7,500.00

Escrow Agreement    1